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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2003 (except for Note R, as to which the date is October 20, 2003) in Amendment No. 3 to the Registration Statement (Form S-4, No. 333-106619) and related Prospectus of OMNOVA Solutions Inc. for the registration of $165,000,000 of 11 1/4% Senior Secured Notes Due 2010.


/s/ Ernst & Young LLP

Akron, Ohio
November 20, 2003